Exhibit 10.6

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

First Amendment

to Manufacturing Agreement between

DPT Laboratories, Ltd. and Auxilium Pharmaceuticals, Inc.

This First Amendment to Manufacturing Agreement (“First Amendment”) between DPT Laboratories, Ltd. (“DPT”) and Auxilium Pharmaceuticals, Inc. (“COMPANY”) is made this 28th day of May, 2002.

Recitals

Whereas, DPT and COMPANY entered into that certain Manufacturing Agreement dated April 23, 2002 (the “Manufacturing Agreement”) relating to the manufacture of COMPANY’s testosterone product (the “Product”) by DPT;

Whereas, COMPANY has agreed to fund the costs associated with the modification of a portion of DPT’s manufacturing facilities to accommodate the production of the Product therein; and

Now, therefore, for and in consideration of the mutual promises contained herein, DPT and COMPANY agree as follows:

1.	The Manufacturing Agreement is hereby amended by adding thereto the following provisions:

“2.10 Modifications to Facility

(a) COMPANY has agreed to pay for the costs and expenses associated with the modifications to Building 2 of DPT’s facilities as more particularly described on Schedule 2.10 attached hereto and incorporated herein (the “Project”). DPT will act as the manager for the Project. As manager, DPT will obtain quotations, prepare specifications, prepare proforma purchase orders and conceptual designs. Final design and specifications for the Project will be agreed upon by the Company in writing. COMPANY will prepare purchase orders directly to the contractors and vendors. DPT will direct and manage the contractors and vendors in execution of the project. Requests for payment will be submitted by the contractors and vendors to DPT for approval and forwarded to COMPANY for approval and payment. All payments will be issued by COMPANY directly to the vendors and contractors.

(b) The initial estimate of the cost of the Project, as set forth in Schedule 2.10, was estimated by DPT based on preliminary conceptual engineering. Final engineering will determine the final cost of the Project. Due to the abbreviated schedule required by COMPANY, the construction and ordering of equipment will need to commence prior to final engineering design. As a result, the initial quotations from Contractors and vendors will be an estimate. Purchase Orders will be issued based on these estimates to the contractors and vendors. Changes to the purchase orders will be issued based on the final design. COMPANY shall be responsible for any cost overruns associated with the

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Project. DPT will use all reasonable efforts to manage Project costs and to attempt to ensure that Project costs do not exceed the costs estimates based on the final design. In the event DPT becomes aware of any cost overruns projected by the General Contractor, DPT shall promptly notify COMPANY of same. DPT’s obligations pursuant to this Manufacturing Agreement shall be conditioned upon COMPANY’s funding of the necessary capital expenditures for completion of the Project.

(c) In order to initiate the Project, DPT shall prepare a project scope and request for quotation, preliminary specifications and conceptual design. DPT shall also prepare proforma purchase orders and submit to COMPANY for execution. Upon approval, COMPANY shall issue estimated purchase orders to the following:

1.	General Contractor	[**]
2.	Mechanical Contractor	[**]
3.	Electrical Contractor	[**]
4.	Architect	[**]

Preliminary design will commence with issuance of these purchase orders by COMPANY. COMPANY shall issue preliminary purchase orders for construction based on preliminary design and proforma purchase orders prepared by DPT. COMPANY shall also issue purchase orders for the necessary equipment to be installed in connection with the Project, based upon the required lead times provided by the equipment vendors. Detailed design by DPT and specialty vendors will be in progress as construction commences. Purchase orders will be issued by COMPANY based on final design costs and proforma purchase orders prepared by DPT and approved by COMPANY. COMPANY will be invoiced by contractors in progress payments on a monthly basis.

(d) All personal property installed in connection with the Project at the expense of COMPANY, and which do not constitute fixtures (the “Equipment”) shall continue to be owned by COMPANY. COMPANY shall be responsible to render and pay on a timely basis the applicable personal property taxes related to ownership of the Equipment. Upon termination of the Manufacturing Agreement, and unless the parties agree otherwise, COMPANY shall be responsible, at its sole expense, for the removal of the Equipment and restoration of the facility to the same condition as in existence immediately prior to installation, such that it reflects the condition of the building as it was renovated for the Company. reasonable wear and tear excepted.

(e) DPT agrees to be responsible for routine maintenance and cleaning of the equipment and other personal property provided by COMPANY. COMPANY, as owner, shall remain responsible for any major equipment breakdowns or failures.

(f) The parties hereto have agreed to the designation of Alvin Bosarge, as Project Manager for the Project. DPT agrees that Mr. Bosarge shall spend the bulk of his time dedicated to supervision and timely completion of the Project and will make it his first priority until such time as the COMPANY’s product has been commercially launched. Mr. Bosarge shall act as COMPANY’s contact for all communications, approvals and correspondence regarding the Project. In consideration for the dedication of the bulk of

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Mr. Bosarge’s time to the Project, DPT shall be paid a Project Management Fee of [**], to be paid upon execution of this First Amendment.

(g) In consideration for the agreement of DPT to dedicate the Equipment and the related manufacturing space in which it is located exclusively for the use of COMPANY’S product, COMPANY has agreed to compensate DPT for any lost opportunity costs associated with use of the space as follows:

(i)	[**]
(ii)	The payment to DPT referenced in sub-paragraph 2.10(g)(i) shall be paid within thirty days of invoice by DPT

2.	Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Manufacturing Agreement. Except as amended hereby, all other terms and conditions of the Manufacturing Agreement remain in full force and effect.

AGREED BY: DPT Laboratories, Ltd.		Auxilium Pharmaceuticals, Inc.

By:	/s/ John Feik	By:	/s/ Geraldine A. Henwood

	Name		Name

	President		CEO

	Title		Title

	5/28/02		5.20/02

	Date		Date

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

3